UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 17, 2025

Synchrony Card Issuance Trust Synchrony Card Funding, LLC Synchrony Bank
(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware
(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-280854, 333-280854-01	82-3295851 (Synchrony Card Funding, LLC) 32-6494512 (Synchrony Card Issuance Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

0001724786 (Synchrony Card Funding, LLC) and 0001724789 (Synchrony Card Issuance Trust)
(Central Index Key for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreements.

On November 17, 2025, Synchrony Card Issuance Trust (the “Trust”) and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”), entered into the Class A(2025-3) Terms Document (the “Class A(2025-3) Terms Document”). A copy of the Class A(2025-3) Terms Document is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 17, 2025, the Trust, Synchrony Card Funding, LLC (“Funding”) and Synchrony Bank (the “Bank”) entered into a Risk Retention Agreement with respect to the SynchronySeries Class A(2025-3) Notes (the “Class A(2025-3) Risk Retention Agreement”). A copy of the Class A(2025-3) Risk Retention Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 6.05.	Securities Act Updating Disclosure.

The tables set forth in the attached Exhibit 99.1 summarize the trust portfolio by various criteria as of the date specified therein.

Item 8.01.	Other Events.

Issuance of Class A(2025-3) Notes. On November 17, 2025, the Trust issued $750,000,000 principal amount of SynchronySeries Class A(2025-3) Notes pursuant to the Amended and Restated Master Indenture, dated as of May 1, 2018, between the Trust and the Indenture Trustee, as supplemented by the SynchronySeries Indenture Supplement, dated as of September 26, 2018 (as amended or supplemented from time to time), between the Trust and the Indenture Trustee, the Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024, and the Class A(2025-3) Terms Document.

Use of Proceeds — Class A(2025-3) Notes. The public offering of the SynchronySeries Class A(2025-3) Notes was made under the registration statement on Form SF-3 (File Nos. 333-280854, 333-280854-01) filed with the Securities and Exchange Commission on July 17, 2024 (as declared effective on September 12, 2024) (the “Registration Statement”).

The public offering of the SynchronySeries Class A(2025-3) Notes was terminated on November 17, 2025 upon the sale of all of the SynchronySeries Class A(2025-3) Notes. The underwriters of the SynchronySeries Class A(2025-3) Notes were Wells Fargo Securities, LLC, BofA Securities, Inc., RBC Capital Markets, LLC, Academy Securities, Inc., Barclays Capital Inc., CastleOak Securities, L.P., Mizuho Securities USA LLC and R. Seelaus & Co., LLC.

During the period from the effective date of the Registration Statement through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the SynchronySeries Class A(2025-3) Notes with respect to underwriting commissions and discounts was $1,875,000. After deducting the underwriting commission and discount described in the preceding sentence, the net offering proceeds of the Trust before expenses for the SynchronySeries Class A(2025-3) Notes are $748,114,800. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $800,000 and net proceeds of the Trust, after deduction of expenses, are reasonably estimated to be $747,314,800. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Trust or (b) owners of 10 percent or more of any class of securities of the Trust.

The net proceeds to Funding, after deducting the underwriting commissions and discounts, and expenses above, were used to purchase credit card receivables from the Bank, an affiliate of Funding, and to repay intercompany indebtedness owed by Funding to the Bank, which indebtedness was incurred primarily to finance prior purchases of credit card receivables from the Bank. Except as provided in the previous sentence, none of the proceeds were used for payments to (a) directors or officers of the Trust or (b) owners of 10 percent or more of any class of securities of the Trust.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Class A(2025-3) Terms Document, between the Trust and the Indenture Trustee

Exhibit 4.2	Risk Retention Agreement, among Funding, Synchrony Bank and the Trust, with respect to the Class A(2025-3) Notes

Exhibit 99.1	Composition of the Trust Portfolio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2025	Synchrony Card Funding, LLC

	By:	/s/ Christopher Coffey
	Name:	Christopher Coffey
	Title:	Vice President